CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use  in this Registration Statement on Form S1-A of our  report included herein for the period ended December 31, 2006 dated March 12, 2007 relating to the financial statements of  ESTORE OF N.Y.,  Inc., and to the reference to our firm under the caption “ Experts” in this Registration Statement.

/s/ Drakeford & Drakeford, LLC

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Drakeford & Drakeford,LLC

Certified Public Accountants

New York, NY

August 10, 2007